Exhibit 23.3


CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM


We  hereby  consent  to the  incorporation  by  reference  in this  Registration
Statement on Form S-3 of Access Integrated Technologies, Inc. and subsidiaries of our report dated June 10, 2005 on our audit of the consolidated financial statements of Access Integrated Technologies, Inc. and subsidiaries as of March 31, 2005 and for the year then ended included in its Annual Report on Form 10-KSB for the year ended March 31, 2005. We also consent to the reference to our firm under the heading "Experts" in such Registration Statement.




/s/Eisner LLP


Florham Park, New Jersey
December 20, 2005